UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2015 (April 24, 2015)

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Commission File Number	I.R.S. Employer Identification No.

Windstream Holdings, Inc.	Delaware	001-32422	46-2847717

Windstream Services, LLC	Delaware	001-36093	20-0792300

4001 Rodney Parham Road Little Rock, Arkansas	72212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 748-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Completion of Spin-Off

Windstream Holdings, Inc. (“Holdings” or the “Company”) has completed its previously announced plan to separate its business into two separate and independent publicly traded companies through the distribution of shares of common stock of Communications Sales & Leasing, Inc. (“CS&L”) to Holdings stockholders (the “Spin-Off”). Holdings effected the Spin-Off by distributing 120,442,150 shares of CS&L common stock to Holdings stockholders on a pro rata basis, as more fully described in the preliminary information statement (the “Information Statement”) included as Exhibit 99.1 to CS&L’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2015 (File No. 001-36708). Holdings stockholders received one share of CS&L common stock for every five shares of Holdings common stock held of record as of 5:00 p.m. Eastern time on April 10, 2015, the record date for the Spin-Off. An ex-date of April 27, 2015 has been established by NASDAQ, and therefore all trades through the close of business on April 24, 2015 carry the right to receive the distribution. No fractional shares were distributed in connection with the Spin-Off, with a cash payment being made in lieu of any fractional shares.

On April 24, 2015, Holdings and CS&L, or their applicable subsidiaries, entered into the following additional agreements to implement the Spin-Off and govern their relationship after the Spin-Off: a Master Lease; a Tax Matters Agreement; a Transition Services Agreement; an Employee Matters Agreement; an Intellectual Property Matters Agreement; a Wholesale Master Services Agreement; a Stockholder’s and Registration Rights Agreement; a Master Services Agreement; and a Reverse Transition Services Agreement. A summary of the material terms of the agreements is set forth in the Information Statement under “Our Relationship with Windstream Following the Spin-Off,” and is incorporated herein by reference. The terms of the Master Lease vary from the description of that agreement included in the Information Statement in that CS&L will have the right, but not the obligation, upon Holdings’ request, to fund capital expenditures of Holdings in an aggregate amount of up to $250 million for a maximum period of five years. If CS&L exercises this right, the lease payments under the Master Lease will be adjusted at a rate of 8.125% of the capital expenditures funded by CS&L during the first two years and at a floating rate based on CS&L’s cost of capital thereafter. Additionally, if CS&L agrees to fund the entire $250 million, the initial term of the Master Lease will be increased from 15 years to 20 years and the number of renewal terms will be reduced from four renewal terms of five years each to three renewal terms of five years each.

The descriptions of the above-referenced agreements are qualified in their entirety by reference to the copies of the agreements included as Exhibits 10.1 through 10.9 to this Current Report on Form 8-K, each of which is incorporated herein by reference.

In connection with the Spin-Off, the Company’s subsidiary, Windstream Services, LLC (“Windstream”), also entered into the following agreements:

Credit Agreement

In connection with the Spin-Off, on April 24, 2015, Windstream entered into an Amendment and Restatement Agreement and Consent (the “Amendment and Consent”) to, among other things, amend its Fifth Amended and Restated Credit Agreement, dated as of January 23, 2013, as amended August 23, 2013 and December 6, 2013, among Windstream, as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent (“Administrative Agent”) and collateral agent, and the other agents party thereto (the “Fifth ARCA”, and, as amended by the Amendment and Consent, the “Sixth ARCA”) and obtain the consent of the requisite lenders thereunder to certain transactions constituting the Spin-Off. Concurrently with its entry into the Amendment and Consent, Windstream repaid its existing tranche A-3, A-4 and B-4 term loan facilities in an aggregate amount equal to $1,895,766,371.57 and the outstanding amounts under its existing revolving facility outstanding under the Fifth ARCA, in cash and through the exchange of such debt with the debt of CS&L pursuant to the Exchange Agreement dated as of April 16, 2015, entered into by and between Windstream, JPMorgan Chase Bank, N.A., Bank of America, N.A. and the Administrative Agent.

The Sixth ARCA includes a revolving credit facility (the “Revolving Facility”) with commitments in an aggregate principal amount of $1,250.0 million and a tranche B-5 term loan facility (the “Term Loan Facility”, and, together with the Revolving Facility, the “Facilities”) in an aggregate principal amount of $582,625,000 from a syndicate of banks and other financial institutions. Windstream expects to use borrowings under the Revolving

Facility to fund, on the closing date of the Spin-Off, certain fees and expenses incurred in connection with the Spin-Off. Borrowings under the Revolving Facility may be used for permitted acquisitions, working capital and other general corporate purposes of Windstream and its subsidiaries.

The Sixth ARCA provides that Windstream may seek to obtain incremental revolving or term loans in an unlimited amount subject to maintaining a maximum secured leverage ratio and other customary conditions, including obtaining commitments and pro forma compliance with financial maintenance covenants consisting of a maximum debt to consolidated EBITDA ratio and a minimum interest coverage ratio. In addition, Windstream may request extensions of the maturity date under any of its existing revolving or term loan facilities under the Sixth ARCA and such existing maturity dates will be extended only with respect to the commitments or loans of such lenders that have consented to such extension of their commitments or loans.

The interest rates applicable to loans under the Revolving Facility are, at Windstream’s option, equal to either a base rate plus a margin ranging from 0.25% to 1.00% per annum or LIBOR plus a margin ranging from 1.25% to 2.00% per annum, based on the debt to consolidated EBITDA ratio of Windstream and its subsidiaries. The interest rates applicable to loans under the Term Loan Facility are, at Windstream’s option, equal to either a base rate plus a margin of 1.75% per annum or LIBOR plus a margin of 2.75% per annum. LIBOR and the base rate for loans under the Term Loan Facility shall at no time be less than 0.75% and 1.75%, respectively. In addition, Windstream will pay a commitment fee on the unused portion of the commitments under the Revolving Facility that will range from 0.40% to 0.50% per annum, depending on the debt to consolidated EBITDA ratio of Windstream and its subsidiaries.

The Revolving Facility matures on April 24, 2020 and the Term Loan Facility matures on August 8, 2019. Loans made under the Revolving Facility are not subject to interim amortization. Windstream is not required to repay any loans under the Revolving Facility prior to maturity, other than to the extent the outstanding borrowings exceed the aggregate commitments under the Revolving Facility. Loans made under the Term Loan Facility are subject to quarterly amortization payments in an aggregate amount equal to 0.25% of the initial principal amount of such term loans, with the remaining balance payable on August 8, 2019.

Subject to certain exceptions and customary baskets set forth in the Sixth ARCA, Windstream is required to make mandatory prepayments of the loans under the Term Loan Facility from (a) 100% of net cash proceeds from asset sales (subject to reinvestment rights and a net proceeds threshold) and (b) 100% of the net cash proceeds of insurance and condemnation proceeds for property or asset losses (subject to reinvestment rights and a net proceeds threshold).

Windstream is permitted to voluntarily reduce the unutilized portion of the revolving commitment amount and repay outstanding loans under the Revolving Facility and the Term Loan Facility at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans.

The Facilities are guaranteed, jointly and severally, by certain of Windstream’s wholly owned subsidiaries. Obligations under the Sixth ARCA and related documents are secured by substantially all of the personal property of Windstream and certain of its subsidiaries and a pledge of the capital stock of certain of its subsidiaries. The Sixth ARCA and related documents contain customary covenants that, among other things, restrict, subject to certain exceptions, the ability of Windstream and its subsidiaries to grant liens on their assets, incur indebtedness, sell assets, make investments, engage in acquisitions, mergers or consolidations, amend certain material agreements, pay certain dividends and other restricted payments, enter into sale and leaseback transactions, enter into certain hedging agreements, enter into certain transactions with affiliates, enter into certain restrictive agreements or arrangements and change its fiscal year. The Sixth ARCA requires Windstream to comply with financial maintenance covenants to be tested quarterly, consisting of a maximum debt to consolidated EBITDA ratio of 4.5 to 1.0, and a minimum interest coverage ratio of 2.75 to 1.0. The Sixth ARCA also contains certain customary events of default, including the occurrence of certain events of default under the Master Lease or a termination of the Master Lease.

The foregoing description of the Facilities and the Sixth ARCA are qualified in its entirety by reference to the Sixth ARCA, a copy of which is filed as Exhibit 10.10 hereto and is incorporated herein by reference.

Holdings Agreement

On April 24, 2015, Holdings entered into the Holdings Agreement with Windstream and JPMorgan Chase Bank, N.A., as Administrative Agent under the Sixth ARCA (the “Holdings Agreement”), pursuant to which Holdings, as tenant under the Master Lease, agreed that it will not take certain actions under the Master Lease which would cause an event of default to occur under the Sixth ARCA (as it may be amended, restated, modified, renewed or replaced from time to time). Such actions include, but are not limited to, terminating the Master Lease, transferring its rights or obligations under the Master Lease to any person other than Windstream (without the consent of the lenders under the Sixth ARCA) and not creating liens on its interest in the Master Lease (other than certain permitted encumbrances) or incurring indebtedness (other than certain permitted indebtedness). In addition, Holdings agreed to cause any of its lenders to acknowledge and agree to recognize the rights of the lenders and the Administrative Agent under the Sixth ARCA under such Holdings Agreement.

The foregoing description of the Holdings Agreement is qualified in its entirety by reference to the copy of the Holdings Agreement which is filed as Exhibit 10.11 hereto and is incorporated herein by reference.

Recognition Agreement

On April 24, 2015, Holdings entered into the Recognition Agreement with CSL National, LP and the other entities listed therein, as Landlord, and JPMorgan Chase Bank, N.A., as Administrative Agent under the Sixth ARCA (the “Recognition Agreement”), pursuant to which Holdings has agreed to certain matters and Landlord will provide certain rights to the Administrative Agent with respect to the Master Lease. Under the Recognition Agreement, if an Event of Default (as defined in the Master Lease) occurs which entitles Landlord to terminate the Master Lease, Landlord has no right to terminate the Master Lease on account of such Event of Default unless prior notice has been given to the Administrative Agent. The Administrative Agent has the right to delay the termination of the Master Lease for a period of six months; provided that the Administrative Agent, during such six-month period (i) pays or causes to be paid the monetary obligations of Holdings under the Master Lease as the same become due, and continues its good faith efforts to perform or cause to be performed all of Holdings’ other obligations under the Master Lease and (ii) if not enjoined or stayed pursuant to a bankruptcy or insolvency proceeding or other judicial order, commences and diligently pursues its remedies against Windstream and/or its affiliates under the Sixth ARCA and diligently prosecutes the same to completion. In the event of the termination of the Master Lease other than due to a default as to which the Administrative Agent had the opportunity to, but did not, cure such default, Landlord will provide the Administrative Agent with written notice that the Master Lease has been terminated, together with a statement of all sums which would at that time be due under the Master Lease but for such termination, and of all other defaults, if any, then known to Landlord. Provided that no Permitted Leasehold Mortgage that complies with the terms set forth in Section 17.1 of the Master Lease is then in effect, Landlord agrees to enter into a new lease of the leased property then subject to the terms of the Master Lease with the Administrative Agent or its designee for the remainder of the term of the Master Lease.

The foregoing description of the Recognition Agreement is qualified in its entirety by reference to the copy of the Recognition Agreement which is filed as Exhibit 10.12 hereto and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 of this Current Report on Form 8-K under “Completion of Spin-Off” is incorporated herein by reference.

Item 2.03.	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above under “Credit Agreement” is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) In connection with the Spin-Off, Francis X. Frantz resigned as a director of the Company effective April 24, 2015. Effective April 24, 2015, Michael G. Stoltz was named chairman of the Audit Committee of the Company, a position previously held by Mr. Frantz.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 24, 2015, the Company filed a Certificate of Amendment to the Company’s Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which became effective at 8:00 p.m. Eastern time on April 26, 2015. The Certificate of Amendment effected the previously approved reverse stock split of the Company’s outstanding common stock at a ratio of one-for-six (the “Reverse Stock Split”). The Reverse Stock Split was implemented in connection with the Spin-Off.

As a result of the amendment to the Company’s Restated Certificate of Incorporation, the Company’s authorized share capital was reduced to 200,000,000 shares, consisting of 33,333,333 shares of preferred stock, par value $.0001 per share, and 166,666,667 shares of common stock, par value $.0001 per share. As a result of the Reverse Stock Split, the number of issued and outstanding shares of common stock of the Company was reduced to approximately 100,900,000. The new CUSIP number for the Company’s common stock is 97382A200.

A copy of the Certificate of Amendment as filed with the Secretary of State of the State of Delaware is filed as Exhibit 3.1 to this report and is hereby incorporated by reference.

Item 8.01	Other Events.

On April 24, 2015, the Company made a cash distribution of $.0659 per share to its stockholders of record as of 5 p.m. EDT on April 10, 2015, which is equivalent to a pro-rated $.25 quarterly dividend. An ex-date of April 27, 2015 was established by NASDAQ and therefore all trades through the close of business on April 24, 2015 carry the right to receive the dividend payment.

On April 24, 2015, Windstream called for redemption all of the approximately $400 million outstanding aggregate principal amount of its 8.125% Senior Notes due 2018 (the “WIN Notes”) on May 27, 2015, at a redemption price payable in cash that is equal to $1,040.63 per $1,000 principal amount of the WIN Notes, plus accrued and unpaid interest to, but excluding, the redemption date. A notice of redemption is being sent to all currently registered holders of the WIN Notes by U.S. Bank National Association, the trustee under the indenture governing the WIN Notes.

Also on April 24, 2015, PAETEC Holding, LLC, a direct, wholly-owned subsidiary of Windstream, called for redemption all of the approximately $450 million outstanding aggregate principal amount of its 9 7/8% Senior Notes due 2018 (the “PAETEC Notes”) on May 27, 2015, at a redemption price payable in cash that is equal to $1,049.38 per $1,000 principal amount of the PAETEC Notes, plus accrued and unpaid interest to, but excluding, the redemption date. A notice of redemption is being sent to all currently registered holders of the PAETEC Notes by The Bank of New York Mellon Trust Company, N.A., the trustee under the indenture governing the PAETEC Notes. A copy of the press release announcing the redemption of the WIN Notes and PAETEC Notes is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On April 24, 2015, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this report:

Exhibit Number	Description

3.1	Certificate of Amendment to Windstream Holdings, Inc.’s Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on April 24, 2015 and effective on April 26, 2015

10.1	Master Lease, entered into as of April 24, 2015, by and among CSL National, L.P. and the other entities listed therein, as Landlord, and Windstream Holdings, Inc., as Tenant

10.2	Tax Matters Agreement, entered into as of April 24, 2015, by and among Windstream Holdings, Inc., Windstream Services, LLC and Communications Sales & Leasing, Inc.

10.3	Transition Services Agreement, dated April 24, 2015, by and between Windstream Services, LLC and CSL National, L.P., on behalf of itself and its Affiliates, including Talk America Services, LLC

10.4	Employee Matters Agreement, dated as of April 24, 2015, by and between Windstream Holdings, Inc. and Communications Sales & Leasing, Inc.

10.5	Intellectual Property Matters Agreement, dated as of April 24, 2015, by and among Windstream Services, LLC, individually and on behalf of its subsidiaries that may hold certain intellectual property as described therein, CSL National, LP, and Talk America Services, LLC

10.6	Wholesale Master Services Agreement, dated April 24, 2015, between Windstream Communications, Inc. and Talk America Services, LLC

10.7	Stockholder’s and Registration Rights Agreements, made as of April 24, 2015, by and between Windstream Services, LLC and Communications Sales & Leasing, Inc.

10.8	Master Services Agreement, dated as of April 24, 2015, by and between Windstream Services, LLC, on behalf of itself and its competitive local exchange and interexchange carrier affiliates, and Talk America Services, LLC

10.9	Reverse Transition Services Agreement, dated April 24, 2015, by and between Windstream Services, LLC and CSL National, L.P., on behalf of itself and its Affiliates, including Talk America Services, LLC

10.10	Sixth Amended and Restated Credit Agreement originally dated as of July 17, 2006, as amended and restated as of April 24, 2015, by and among Windstream Services, LLC, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent and the other agents party thereto.

10.11	Holdings Agreement, dated April 24, 2015, by and between Windstream Holdings, Inc., Windstream Services, LLC, and JPMorgan Chase Bank, N.A., as administrative agent under the Sixth ARCA.

10.12	Recognition Agreement, dated April 24, 2015, by and among CSL National, LP and the other entities listed therein, as Landlord, and Windstream Holdings, Inc., as Tenant, and JPMorgan Chase Bank, N.A., as administrative agent under the Sixth ARCA.

99.1	Press Release, dated April 24, 2015

99.2	Press Release, dated April 24, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINDSTREAM HOLDINGS, INC.		WINDSTREAM SERVICES, LLC

By:	/s/ John P. Fletcher	By:	/s/ John P. Fletcher
Name:	John P. Fletcher	Name:	John P. Fletcher
Title:	Executive Vice President and General Counsel	Title:	Executive Vice President and General Counsel

Date: April 27, 2015

[Signature Page to Closing 8-K]

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment to Windstream Holdings, Inc.’s Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on April 24, 2015 and effective on April 26, 2015

10.1	Master Lease, entered into as of April 24, 2015, by and among CSL National, L.P. and the other entities listed therein, as Landlord, and Windstream Holdings, Inc., as Tenant

10.2	Tax Matters Agreement, entered into as of April 24, 2015, by and among Windstream Holdings, Inc., Windstream Services, LLC and Communications Sales & Leasing, Inc.

10.3	Transition Services Agreement, dated April 24, 2015, by and between Windstream Services, LLC and CSL National, L.P., on behalf of itself and its Affiliates, including Talk America Services, LLC

10.4	Employee Matters Agreement, dated as of April 24, 2015, by and between Windstream Holdings, Inc. and Communications Sales & Leasing, Inc.

10.5	Intellectual Property Matters Agreement, dated as of April 24, 2015, by and among Windstream Services, LLC, individually and on behalf of its subsidiaries that may hold certain intellectual property as described therein, CSL National, LP, and Talk America Services, LLC

10.6	Wholesale Master Services Agreement, dated April 24, 2015, between Windstream Communications, Inc. and Talk America Services, LLC

10.7	Stockholder’s and Registration Rights Agreements, made as of April 24, 2015, by and between Windstream Services, LLC and Communications Sales & Leasing, Inc.

10.8	Master Services Agreement, dated as of April 24, 2015, by and between Windstream Services, LLC, on behalf of itself and its competitive local exchange and interexchange carrier affiliates, and Talk America Services, LLC

10.9	Reverse Transition Services Agreement, dated April 24, 2015, by and between Windstream Services, LLC and CSL National, L.P., on behalf of itself and its Affiliates, including Talk America Services, LLC

10.10	Sixth Amended and Restated Credit Agreement originally dated as of July 17, 2006, as amended and restated as of April 24, 2015, by and among Windstream Services, LLC, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent and the other agents party thereto.

10.11	Holdings Agreement, dated April 24, 2015, by and between Windstream Holdings, Inc., Windstream Services, LLC, and JPMorgan Chase Bank, N.A., as administrative agent under the Sixth ARCA.

10.12	Recognition Agreement, dated April 24, 2015, by and among CSL National, LP and the other entities listed therein, as Landlord, and Windstream Holdings, Inc., as Tenant, and JPMorgan Chase Bank, N.A., as administrative agent under the Sixth ARCA.

99.1	Press Release, dated April 24, 2015

99.2	Press Release, dated April 24, 2015